UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): May 7, 2007

                            HARVEY ELECTRONICS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
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         (State or Other Jurisdiction of Incorporation or Organization)

                 1-4626                               13-1534671
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         (Commission File Number)            (IRS Employer Identification No.)

                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
          (Address of Principal Executive Offices, Including Zip Code)


                                 (201) 842-0078
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2007, Harvey Electronics, Inc. ("Harvey") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Myer-Emco, Inc, a privately held District of Columbia corporation ("Myer-Emco"), and stockholders of Myer-Emco owning 86% of the equity interests in Myer-Emco (the "MEI Sellers"), for the acquisition (the "Acquisition") by Harvey of all of the issued and outstanding shares of capital stock of Myer-Emco (the "Shares") with an election under 338(h)(10) under the Internal Revenue Code. Meyer Emco operates 10 retail locations in the Washington, D.C., Virginia and Maryland metro area.

The purchase price for the Shares under the Stock Purchase Agreement consists of $10,000,000 cash, of which $1,000,000 will be escrowed until May 31, 2008 in order to secure Harvey's potential claims against the MEI Sellers for any breach of their representations, warranties and covenants under the Stock Purchase Agreement, and pay-off and assumption of Myer-Emco's existing revolving credit line and other consideration of transaction payments and related matters (the "Purchase Price"). After the closing, Jonathan N. Meyer, a MEI Seller, has agreed not to compete with Harvey for a period of 5 years from the date of the closing in any state in which Harvey or Myer-Emco currently has operations and a period of 3 years in any other state east of the Mississippi River (the "Covered States"). However, the 3 year period will be extended to 5 years if Harvey or Meyer-Emco commences operations in any of the Covered States prior to the expiration of the 3 year non-competition period.

The consummation of the transactions contemplated by the Acquisition are subject to certain other closing conditions customary to transactions of this kind, and includes a condition that Gary Yacoubian, current President of Myer-Emco, enter into an employment agreement with Harvey and a condition requiring the owners of the remaining 14% of the equity interests not owned by the MEI Sellers (the "Remaining Equity Balance") to join as sellers under the Stock Purchase Agreement and deliver the Remaining Equity Balance to Harvey such that Harvey will acquire 100% of the equity interests of Myer-Emco at closing. If the Acquisition is not consummated on or before June 7, 2007 solely as a result of Harvey's failure to obtain certain financing, Harvey may extend the closing date for an additional 30 days. To the extent that Harvey extends the closing date and fails to obtain the financing, Harvey will pay Myer-Emco's, and the MEI Sellers', legal expenses subject to a cap. Myer-Emco and the MEI Sellers are subject to non-solicitation provisions set forth in the Purchase Agreement.

The foregoing description of the Stock Purchase Agreement is merely a summary, is not intended to be complete and you are encouraged to read the Stock Purchase Agreement in its entirety. A copy of the Stock Purchase Agreement is attached as
Exhibit 10.1 to this Current Report on Form 8-K and the text of the Stock Purchase Agreement is hereby incorporated by reference into this Item 1.01 in its entirety.

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

Item 7.01 Regulation FD Disclosure.

On May 8, 2007, Harvey issued a press release, attached to this Current Report on Form 8-K, announcing its entry into the Stock Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.                   Description
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10.1      Stock  Purchase  Agreement,  dated  as of May 7,  2007,  by and  among
          MYER-EMCO, INC., JONATHAN N. MEYER, EDWARD M. MEYER and HARVEY ELECTRONICS, INC.

99.1      Press Release dated May 8, 2007



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


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HARVEY ELECTRONICS, INC.


Date: May 11, 2007                   /s/ Joseph J. Calabrese
                                     -------------------------------
                                     Name: Joseph J. Calabrese
                                     Title:  Executive Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Secretary


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

Exhibits Index.

No.                   Description
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10.1      Stock  Purchase  Agreement,  dated  as of May 7,  2007,  by and  among
          MYER-EMCO, INC., JONATHAN N. MEYER, EDWARD M. MEYER and HARVEY ELECTRONICS, INC.

99.1      Press Release dated May 8, 2007



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